Exhibit 99.1

Vantage Drilling Company Reports Third Quarter 2009 Results

HOUSTON, TX — (MARKET WIRE) — 11/09/2009 — Vantage Drilling Company (“Vantage”) (NYSE Alternext US: VTG-U) (NYSE Alternext US: VTG) (NYSE Alternext US: VTG-WS) reports net income of $6.8 million or $0.05 per diluted share for the three months ended September 30, 2009 as compared to a net loss of $4.6 million or $(0.06) per diluted share for the three months ended September 30, 2008. Revenues for the third quarter of 2009 were approximately $36.4 million.

For the nine months ended September 30, 2009, Vantage reported net income of approximately $13.1 million or $0.13 per diluted share compared to a net loss of approximately $3.9 million or $(0.07) per share in the prior year. Revenues for the nine months ended September 30, 2009 were approximately $72.9 million.

Paul Bragg, President and Chief Executive Officer, commented, “The third quarter of 2009 was another period of solid achievement for Vantage. Our second rig, the Sapphire Driller, commenced operations in August with outstanding start up performance. We were able to book additions to our contractual backlog for the jackups as we secured follow-on work for the Sapphire Driller and have received a Letter of Intent for the Aquamarine Driller to work in Asia following the completion of its commissioning. Despite this year having been a difficult one for the offshore drilling business, we have created an excellent operating platform and look forward to improving market conditions for 2010 and beyond.”

Summarizing several important accomplishments are the following:

— Emerald Driller operating in Thailand achieved 99% plus productive time in the quarter.

— Sapphire Driller began operations on August 21st in Côte d’Ivoire and achieved 98% plus productive time.

— Aquamarine Driller was delivered from the shipyard on September 3, 2009.

— Raised approximately $80.3 million in a public offering of 55.1 million ordinary shares including underwriters’ overallotment.

— Issued $100.0 million term loan to complete the funding for the Aquamarine Driller.

Vantage will conduct a call at 11:30 AM Eastern Time on Monday, November 9, 2009 to discuss results and developments for the third quarter 2009. To access the conference call, U.S. callers may dial toll free (888) 471-3828 and international callers may dial (719) 325-2477. The pass code will be 6403005. Please call ten minutes ahead of time to ensure proper connection. A replay of the conference call will be available for two weeks following the call and can be accessed by dialing (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers. The access code for the replay is 6403005.

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with two Baker Marine Pacific Class 375 ultra-premium jackup drilling rig operating, one such jackup currently being outfitted, and another such jackup and an ultra deepwater drillship, the Platinum Explorer, currently under development. Vantage is also providing management services to an affiliate for two other ultra-deepwater drillships and to Sea Dragon Offshore Limited for two ultra-deepwater semi-submersibles.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Vantage Drilling Company

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues

Contract drilling services	$21,644	$—	$46,937	$—

Management fees	5,688	—	15,129	—

Reimbursables	9,114	—	10,869	—

Total revenues	36,446	—	72,935	—

Operating costs and expenses
Operating costs	19,967	1,997	35,550	2,243
General and administrative	3,650	3,413	11,140	5,863
Depreciation	3,165	11	6,923	23

Total operating expenses	26,782	5,421	53,613	8,129

Income (loss) from operations	9,664	(5,421)	19,322	(8,129)
Other income (expense)
Interest income	4	257	13	4,089

Interest expense	(1,945)	—	(4,004)	—

Other income	143	—	316	—

Total other income (expense)	(1,798)	257	(3,675)	4,089

Income (loss) before income taxes	7,866	(5,164)	15,647	(4,040)
Income tax provision (benefit)	1,063	(613)	2,534	(130)

Net income (loss)	$6,803	$(4,551)	$13,113	$(3,910)

Earnings (loss) per share
Basic	$0.05	$(0.06)	$0.13	$(0.07)
Diluted	$0.05	$(0.06)	$0.13	$(0.07)

Vantage Drilling Company

Consolidated Balance Sheet

(In thousands, except par value information)

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$40,670	$16,557
Restricted cash	24,916	1,700
Trade receivables	20,976	3,186
Inventory	12,189	—
Prepaid expenses and other current assets	2,225	2,077

Total current assets	100,976	23,520

Property and Equipment
Property and equipment	759,617	631,008
Accumulated depreciation	(7,034)	(112)

Property and equipment, net	752,583	630,896

Other Assets
Investment in joint venture	101,891	—
Other assets	23,730	10,867

Total other assets	125,621	10,867

Total assets	$979,180	$665,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,347	$3,827
Accrued liabilities	17,784	14,766
Short-term debt	14,152	11,239
Current maturities of long-term debt	17,216	6,000

Total current liabilities	62,499	35,832

Long–term debt	250,373	133,000
Commitments and contingencies	—	—
Shareholders’ equity
Preferred shares, $0.001 par value, 1,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.001 par value, 400,000 shares authorized; 179,565 and 75,708 shares issued and outstanding	180	76
Additional paid-in capital	699,605	542,331
Accumulated deficit	(32,843)	(45,956)
Accumulated other comprehensive loss	(634)	—

Total shareholders’ equity	666,308	496,451

Total liabilities and shareholders’ equity	$979,180	$665,283

Vantage Drilling Company

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$13,113	$(3,910)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	6,923	23
Amortization of debt financing costs	872	257
Share-based compensation expense	3,636	1,286
Accretion of long-term debt	373	—
Deferred income tax benefit	83	(1,520)
Changes in operating assets and liabilities:
Restricted cash	(23,216)	(1,100)
Trade receivables, net	(17,791)	—
Inventory	(12,190)	—
Prepaid expenses and other current assets	(147)	(710)
Other assets	(412)	—
Accounts payable	9,520	1,964
Accrued liabilities	12,384	1,274
Short-term debt	760	—

Net cash used in operating activities	(6,092)	(2,436)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of assets	—	(213,397)
Additions to property and equipment	(200,102)	(108,436)
Investment in joint venture	(104,001)	—
Deferred acquisition costs	—	757
Restricted cash held in trust account	—	273,109

Net cash used in investing activities	(304,103)	(47,967)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under credit agreements	141,821	79,000
Repayment of long-term debt	(13,605)	—
Proceeds from issuance of ordinary shares in private placement, net	24,953	—
Proceeds from issuance of ordinary shares in public offering, net	80,291	—
Proceeds from warrant exercise in connection with joint venture	104,100	—
Proceeds from short-term notes payable-shareholders	4,000	—
Repayment of short-term debt	(1,848)	—
Debt issuance costs	(5,404)	(8,533)
Advances from stockholders of OGIL	—	3,300
Repayments of advances from stockholders of OGIL	—	(3,300)
Repayment of deferred underwriters fee	—	(8,280)

Net cash provided by financing activities	334,308	62,187

Net increase in cash and cash equivalents	24,113	11,784
Cash and cash equivalents—beginning of period	16,557	1,263

Cash and cash equivalents—end of period	$40,670	$13,047

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700